FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) August 11, 1997



                          ANCHOR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          South Carolina              0-13759                  57-0778015
 (State or other jurisdiction of    (Commission             (I.R.S. Employer
  incorporation or organization)     File Number)         Identification number)



  2002 Oak St., Myrtle Beach, S. C.                               29577
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code  (803) 448-1411




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ITEM 5.  OTHER EVENTS

On August 11, 1997, the Board of Directors of Anchor Financial Corporation (the "Corporation") declared a three-for-two stock split in the form of a 50% common stock dividend payable on September 26, 1997, to shareholders of record of the Corporation on August 29, 1997.

Currently, the Corporation has 7,000,000 shares of common stock authorized, $6.00 par value per share, of which 2,560,673 shares are issued and outstanding, and 264,175 shares are subject to options. After the three-for-two stock split, the Corporation will have 7,000,000 shares of common stock authorized, $6.00 par value, of which approximately 3,840,559 shares will be issued and outstanding, and 396,263 shares will be subject to options. Shareholders will be issued new stock certificates for whole shares and cash for fractional shares.

All prior  consolidated  financial  statements  will be  restated to reflect the
three-for-two   stock  split  and  future  cash   dividends   will  be  adjusted
accordingly.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            /s/ John J. Moran
                                            John J. Moran, Senior Vice President
                                              and Comptroller

Date:  August 14, 1997